UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

otPursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

AYTU BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206
Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed previously, on August 11, 2017, Aytu BioScience, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with certain purchasers (the “Purchasers”) of the Company’s securities. Among other terms, the SPA granted the Purchasers the right to participate in future financing transactions by the Company and also prohibited the Company from entering into certain “variable rate transactions,” until August 11, 2022. On April 24, 2019, the Company entered into an amendment to the SPA (the “Amendment”) in accordance with the terms of the SPA. Under the Amendment, the Purchasers continue to have a right to participate in future financing transactions by the Company until August 11, 2019, but the Amendment reduces and simplifies some of the notice requirements of the Company in connection with this right. In addition, the Amendment removes the prohibition against the Company engaging in certain other transactions. No consideration was given by the Company in exchange for Purchasers' agreement to this Amendment.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, the form of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 26, 2019, the Company issued a press release announcing the submission of ZolpiMistTM for approval by the Australian Therapeutic Goods Administration. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit	Description

10.1	Form of Amendment No. 1 to Securities Purchase Agreement, dated April 24, 2019
99.1	Press Release dated April 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date:	April 26, 2019	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer